SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 1, 2006

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2006, Saks Incorporated (the “Company”) issued a news release announcing the Company’s results of operations and financial condition for the fourth quarter and fiscal year ended January 28, 2006. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 1, 2006, the Company issued a news release announcing that the Company’s Board of Directors has adopted a resolution expressing the Board’s intention to declare a special cash dividend of $4 per common share immediately following the closing of the sale of the Company’s Northern Department Store Group (“NDSG”) to The Bon-Ton Stores, Inc. (NASDAQ: BONT; “Bon-Ton”). The Company expects to complete the NDSG sale by March 13, 2006. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On March 2, 2006, the Company announced sales for the four weeks ended February 25, 2006, compared to the four weeks ended February 26, 2005. The March 2, 2006 news release is incorporated herein by reference and is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	March 1, 2006 news release announcing results of operations and financial condition for the fourth quarter and fiscal year ended January 28, 2006.

99.2	March 1, 2006 new release announcing the Board of Directors intention to declare a special cash dividend of $4 per common share.

99.3	March 2, 2006 news release announcing sales for the four weeks ended February 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: March 2, 2006	/s/ Kevin G. Wills
Kevin G. Wills Executive Vice President of Finance And Chief Accounting Officer